EXHIBIT 10.4

                           SHORT TERM LOAN AGREEMENT

     Loan Agreement dated October 3, 1995, among The Fresh Juice Company of Florida, Inc. a Florida corporation (having its principal place of business) (residing at) 1000 American Superior Blv. Winterhaven, Florida ("Borrower") and guarantor(s) identified by their execution below ("Borrower" and "Guarantor(s)" collectively referred to hereafter as "the Obligors") and Chemical Bank, a New York banking corporation ("the Bank"). Borrower has applied to the Bank for a loan in the principal amount of $1,100,000 the proceeds of which shall be used for the purpose as outlined in the preamble to the Rider ("the Loan"). The Bank has made the Loan upon the following terms and conditions: attached hereto.

               (1) The Note: Rate of Interest Manner of Repayment.*

                   *Refer to Rider attached hereto.

               (2) Representations and Warranties.
                   In order to induce the Bank to enter into this Agreement and to make the Loan, each Obligor represents and warrants to the Bank that:

                       a. (As to each Obligor that is not an individual) it:

                          (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

                          (ii) is duly qualified and in good standing in every jurisdiction in which it presently engages in business and in which such qualification is required;

                          (iii) has the power, authority and legal right to
                                own, or lease and enjoy undisturbed, the assets of the business and engage in business as now conducted;

                          (iv) has the power, authority and legal right to enter into and execute this Agreement, the Note, the Guaranty and any Security Agreement, Pledge Agreememt, General Loan and Collateral Agreement or other agreements furnished in connection with the Loan; and

                          (v) such Obligor has no subsidiaries or affiliates except those listed on Exhibit B hereof and in each instance it owns all of the outstanding stock of such subsidiaries.

Financial Statements   b. All financial statements of such Obligor previously
Accurate No Change        delivered to the Bank, whether or not in connection
                          with this Loan, are complete, correct, present fairly the financial condition of that entity, reflect every liability (whether direct or contingent) and there has been no material adverse change in the financial condition of such Obligor since financial statements dated 8/1/95 (as to Borrower) and 5/31/95 (as to Guarantor);

Other Agreements       c. This Agreement will not violate any other indenture or
                          other agreement nor any law, order, rule or regulation of any government instrumentality applicable to such Obligor or by which its property is bound nor will it result in the creation or imposition of any other lien, except for those being created by any Security Agreement related hereto;

First Lien             d. Any security interests created as Collateral for the
                          Loan constitute valid, first and prior perfected liens in favor of the Bank;

Litigation             e. There are no suits or proceedings pending or
                          threatened against such Obligor or affecting any of its properties (of which such Obligor has any knowledge) except those disclosed and explained by letter of counsel annexed hereto as Exhibit C; whether or not a letter of Borrower's counsel is required for this purpose, the Bank shall have received, on or immediately prior to the date of tis Agreement, the favorable written opinion of Borrower's counsel addressed to the Bank confirming the accuracy of the representations and warranties set forth in Sections 2(a), (c) and (d) hereof;

Taxes                  f. Federal Income Tax returns of such Obligor have been
                          audited through           N/A             (as to
                                          _________________________ Borrower)
                          and 11/30/92 (as to Guarantor) and deficiencies (if any) resulting from such examinations have been reserved against or discharged. Additionally, such Obligor has filed all required Federal, state and local returns, including those for corporate franchise taxes, and has paid all taxes or assessments due thereon;

ERISA                  g. Such Obligor, if required, is in compliance in every
                          material respect with the applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and regulations or published interpretations thereof and has not had a Reportable Event occur with respect to any Plan as defined in ERISA; and

Federal Reserve        h. Such Obligor is not engaged principally in nor has an
Regulations               important activity in the business of extending credit
                          for the purpose of purchasing or carrying "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) nor will any part of the proceeds of this Loan be used, now or ultimately, to purchase or carry such stock or extend such credit or violate in any way Regulations G, T, U or X of such Board of Governors.

                          *Refer to Rider attached hereto for Additional
                           Representations and Warranties.

               (3) Affirmative Covenants.
                   Each Corporate Obligor (that is not an individual) covenants and agrees that, from the date hereof until the full satisfaction of the obligations under this Agreement and the Note:

Corporate              a. It shall preserve, protect, renew and keep in full
Existence                 force and effect its existence, rights, licenses,
and Properties            permits, patents, trademarks, trade names and
                          franchises; comply with all laws and regulations applicable to it; not materially alter the nature or scope of business as presently conducted by it and preserve, repair and maintain all property utilized in the conduct of its business;

Insurance              b. Maintain insurance with financially sound insurers on
                          its properties against such risks as fire, public liability, lack of fidelity by its employees all as is customary with companies in similar businesses or as reasonably required by the Bank and name the Bank.

Financial Statements   c. Furnish to the Bank the following financial
                          information: *"loss payee" with respect to any
               .          insurance covering the Collateral.

                          *Refer to Rider attached hereto.

Access to              d. Upon written request, the Bank's representatives shall
Premises and Records      be permitted access to any or all of such Obligor's
                          properties and financial records, to make extracts from such records and to discuss the business, finances and affairs with its officers;


Notices                e. It shall promptly give written notice to the Bank of:
ERISA                     (i)   the details of any Reportable Event as defined
                                in ERISA which has occurred;
Events of Default         (ii)  the occurrence of any event which alone or with
                                notice, the passage of time or both, would
                                constitute an Event of Default;
Litigation                (iii) the commencement of any proceeding or litigation
                                which, if adversely determined, would adversely
                                affect its financial condition or ability to
                                conduct business; or
Additional                (iv)  Refer to Rider attached hereto.
Guarantors
                                *Refer to Rider attached hereto for Additional
                                 Affirmative Covenants.

               (4) Negative Covenants.
                   Each Obligor that is not an individual covenants and agrees that, from the date hereof until the full satisfaction of obligations under this Agreement and the Note, it will not without the Bank's prior written consent:

Indebtedness           a. Create, incur or assume any indebtedness for borrowed
                          money other than:
                          (i) that provided under this Agreement or otherwise consented to by the Bank;
                          (ii) that owing on the date hereof and scheduled on Exhibit D; and
                          (iii) *that which is subordinated to indebtedness due
                                the Bank on terms satisfactory to the Bank
                                ("Approved Subordinated Debt").

                                *Refer to Rider attached hereto.

Liens                  b. Create, incur or permit to exist against any of its
                          properties or assets, real or personal, tangible or intangible, now owned or hereafter acquired, any mortgage or other lien or encumberance, except:
                          (i) deposits or pledges relating to the payment of Workman's Compensation, Unemployment Insurance, old age pension or other Social Security;
                          (ii) deposits or pledges relating to the performance of bids, tenders, contracts or leases;
                          (iii) deposits or pledges relating to statutory
                                obligations and surety or appeal bonds
                                necessary to the continuance of the business in the ordinary course;
                          (iv) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings; and

                                *Refer to Rider attached hereto.


Contingent             c. Assume, guarantee, endorse or otherwise become
Obligations               directly or contingently liable for the obligations of
                          any other person execept for the Guaranty in connection with this Agreement and the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

Leases                 d. Create, incur or assume any obligations for the
                          rental, hire or lease of real or personal property if the aggregate of such, payable in any one fiscal year, would exceed $250,000;

Capital Expenditures   e. Refer to Rider attached hereto.

                       f. Intentionally omitted.

Asset Sale             g. Refer to Rider attached hereto.

Merger                 h. Refer to Rider attached hereto.

Notes/Accounts         i. Sell, assign, discount or otherwise dispose of any of
Sale its notes or accounts receivable except for collection in the ordinary course of business;

Loans                  j. Make loans or advances to any other Person (except a
                          Guarantor);

Investments            k. Purchase or make any investment in the stock,
                          securities or evidences of indebtedness of any other Person except:
                          (i)   a Guarantor;
                          (ii)  the United States Government and its agencies;
                                and
                          (iii) Certificates of Deposit of domestic banks having
                                capital and surplus in excess of $100,000,000.00

                                *Refer to Rider attached hereto.

Dividends              l. Refer to Rider attached hereto.

                          *Refer to Rider attached hereto for Additional
                           Negative Covenants.


               (5) Intentionally omitted.

               (6) Events of Default.
                   In case of the happening of any of the following events ("Events of Default");

                   a. any representation or warranty made herein, in any
                      Security Agreement, Pledge Agreement or General Loan and Collateral Agreement or in any other instrument, agreement or certificate furnished in connection with any of the foregoing shall prove false or misleading in any material respect;

                   b. any occurrence delineated in the Note as an Event of
                      Default;

                   c. any occurrence delineated in the Security Agreement;
                      or any other Loan Document as an Event of Default;

                   d. Any Obligor shall default in the due observance or
                      performance of any negative covenant contained in this Agreement or any Security Agreement or any other Loan Document;

                   e. Any Obligor shall default in the due observance or
                      performance of any covenant, condition or agreement (other than those referred to in sections (b) and (d) immediately above) contained in this Agreement or any Security Agreement to which it is a party and such default shall continue unremedied for 10 days after notice from the Bank of such default demanding that it be cured;

                   f. A Reportable Event shall have occurred with respect
                      to any Plan as defined in ERISA and (i) the Bank has notified the affected Obligor in writing that it has determined that such Reportable Event constitutes reasonable grounds for termination of such Plan by the Pension Benefit Guaranty Corporation or the appointment of a trustee, to administer the Plan, by an appropriate U.S. District Court or (ii) such termination proceedings are commenced or such appointment occurs;

                   then, the Note shall be immediately due and payable in full, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein, in the Note, in the Security Agreement or elsewhere to the contrary notwithstanding.

                      *Refer to Rider attached hereto for Additional Events of Default.


               (7) Miscellaneous

Expenses           a. The Borrower will pay all out of pocket losses, costs
                      and expenses incurred by the Bank in connection with the Loan hereunder, the enforcement of any provision of this Agreement, or any Note or the collection of any amount due hereunder or thereunder including but not limited to, the reasonable fees and disbursements of counsel to the Bank incurred in the course of so enforcing such rights.

No Waiver          b. No failure or delay by the Bank in exercising any right, power or remedy hereunder upon a breach hereof shall constitute a waiver of any such term, condition, covenant, agreement, right, power of Bank from exercising any such rights, power or remedy at any later time or times.

Additional         c. The Rider annexed hereto shall constitute an integral
Provisions            part of this Short Form Term Loan Agreement.

Conditions of      d. Refer to Exhibit F attached hereto and made a part hereof.
Closing

Amendments         e. The Bank shall not be deemed to have waived any of the
                      terms, agreements, conditions and covenants hereof, except by a writing signed by an officer of the Bank and delivered to the Borrower. This Agreement may be amended by a supplemental Agreement setting forth such amendment or amendments when properly executed by all the parties to this Agreement.

GAAP               f. All accounting terms used herein shall have the meaning assigned to them by generally accepted accounting principles, unless otherwise defined.

Law Governing      g. This Agreement and all rights hereunder, shall be
                      governed by the laws of the State of New York and applicable laws of the United States and shall be binding upon the Obligors, their heirs, executors, administrators, successors and assigns and shall inure to the benefit of the Bank, its successors and assigns. The obligations and conditions of this Agreement shall continue until all indebtedness and liability of the Obligors to the Bank hereunder has been paid and satisfied in full.



The Fresh Juice Company, Inc. (as Guarantor)  The Fresh Juice Company of
                                              Florida, Inc.

By: /s/ Steven Smith                          By: /s/ Steven Smith
    ----------------------                        -------------------------
Name:  Steven Smith                           Name:  Steven Smith
Title: President                              Title: Secretary


Accepted:

Chemical Bank

By: /s/
    ---------------------------




     THE RIDER DATED OCTOBER 3, 1995 TO SHORT FORM TERM LOAN AGREEMENT (the "Loan Agreement") dated October 3, 1995 among THE FRESH JUICE COMPANY OF FLORIDA, INC., a Florida corporation, having its principal place of business at 1000 American Superior Blvd., Winterhaven, Florida (the "Borrower") and THE FRESH JUICE COMPANY, INC., a Delaware corporation, having its principal place of business at 350 Northern Blvd., Great Neck, New York, (individually, a "Guarantor" and collectively with any future guarantors, the "Guarantors") (the Borrower and the Guarantor(s) collectively, the "Obligors") and CHEMICAL BANK, a New York banking corporation, having an office at 50 Charles Lindbergh Blvd., Uniondale, New York 11553 (the "Bank"). The Borrower has applied to the Bank for a $1,100,000 secured term loan (the "Loan" or the "Term Loan"), the proceeds of which shall be used for the purpose of (i) partially financing leasehold improvements of $250,000 (the "Leasehold Improvements") to be made to the Borrower's 68,000 square foot leased facility located at 1000 American Superior Blvd., Winterhaven, Florida (the "Leased Facility") in connection with developing a citrus juice processing plant (the "Processing Plant") in the Leased Facility and (ii) financing the purchase of machinery and equipment of $850,000 (the "Capital Equipment") to be used in the Processing Plant.


I.   THE NOTES: RATE OF INTEREST AND MANNER OF REPAYMENT.

       SECTION A.  THE TERM LOAN; TERM NOTE; INTEREST ON TERM LOAN.

         (1) The Loan shall be in an aggregate principal amount of $1,100,000. Principal amounts outstanding pursuant to the Term Loan shall bear interest at either the Fixed Rate (the "Fixed Rate Loan") or the Prime Rate plus 1/2 of 1% (the "Prime Rate Loan") at the Borrower's election on October 3, 1995 (the "Closing Date"), or in the case of the Fixed Rate Loan, three (3) business days prior to the Closing Date, in accordance with the following provisions. The interest rate that is selected shall be for the period from the Closing Date to and including the Maturity Date (as defined in (2) below).

         (2) The Prime Rate Loan shall be in the principal amount of $1,100,000 and shall bear interest for the duration of the Term Loan on the unpaid principal amount from the date of such Loan, until the Maturity Date, at the Prime Rate plus 1/2 of 1% per annum, such interest to be payable on the last business day of each month, in arrears, commencing October 31, 1995 and on the Maturity Date. The Fixed Rate Loan shall be in the principal amount of $1,100,000 and shall bear interest for the duration of the Term Loan on the unpaid principal amount from the date of such Loan, until the Maturity Date, at the Fixed Rate, such interest to be payable on the last business day of each month, in arrears, commencing on October 31, 1995 and on the Maturity Date. The Maturity Date shall be September 30, 2000.

         (3) The Term Loan shall be evidenced by a promissory note duly executed by the Borrower in substantially the same form of Exhibit A attached hereto (the "Note" or the "Term Note"). Principal on the Note shall be payable in forty-eight (48) substantially equal consecutive monthly installments. Principal payments on the Note shall be payable on the last business day of each month, commencing on October 31, 1996, and ending on the Maturity Date.

         (4) Interest shall be payable on any overdue principal and/or interest on the Term Loan (whether at the due date or as a result of acceleration or otherwise) at a fluctuating rate per annum of 2% in excess of the rate in effect from time to time on such Term Loan, but in no event higher than the maximum rate permitted under applicable law. The Borrower irrevocably and unconditionally authorizes the Bank to charge any account of the Borrower maintained with the Bank for interest and principal due and payable on the Term Loan.

       SECTION B.  DEFINITIONS OF INTEREST RATES ON LOANS.

         (1) The "Prime Rate" is such rate of interest as is publicly announced from time to time by the Bank at its principal office as its prime rate calculated on a 360-day basis for the actual number of days elapsed. Each change in the Prime Rate shall be effective on the date such change is announced; and

         (2) The "Fixed Rate" is a fixed rate of interest to be determined by the Bank at its sole discretion (subject to availability) by reference to such factors and considerations as the Bank shall deem relevant and offered by the Bank to the Borrower, and calculated on a 360-day basis.

       SECTION C.  PREPAYMENT OF LOANS.

         (1) The Borrower shall have the right at any time from time to time to prepay the Prime Rate Loan, in whole or in part, without premium or penalty, upon at least one business day's prior written, telephonic (immediately confirmed in writing) or facsimile notice to the Bank; provided, however, that each such partial prepayment shall be in the minimum principal amount of $100,000. All partial prepayments of the Prime Rate Loan shall be applied to installments of principal thereof in the inverse order of maturity and accompanied by accrued interest on the amount of such prepayment to the date thereof. Each notice of prepayment shall specify the prepayment date and the principal amount of the Loan to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. Each prepayment of the Prime Rate Loan shall be permanent.

         (2) The Fixed Rate Loan may be prepaid at the Borrower's option in whole or in part in minimum amounts of $100,000 upon not less than three (3) business days' prior irrevocable written, telephonic (immediately confirmed in writing) or facsimile notice to the Bank accompanied by payment of a prepayment premium equal to the difference between the rate on the Fixed Rate Loan and, if lower than the rate on said Loan, the rate equal to the average yield on United States Treasury Securities maturing nearest to the Maturity Date for such Fixed Rate Loan (each rate computed per annum on the basis of a year of 360 days) multiplied by the product of the remaining number of years, or fraction thereof, until the Maturity Date with respect to such Fixed Rate Loan and the principal amount being prepaid. Each prepayment of the Fixed Rate Loan shall be applied to the installments thereof in the inverse order of maturity and accompanied by accrued interest on the amount of such prepayment to the date thereof. If the rate based on such United States Treasury Securities shall be higher than the rate on the Fixed Rate Loan, no prepayment premium shall be assessed. Each notice of prepayment shall specify the prepayment date and the principal amount of the Loan to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. Each prepayment of the Fixed Rate Loan shall be permanent.

       SECTION D.     Increased Costs. If either (i) the introduction of or any
change in or in the interpretation of any law or regulation or (ii) the compliance by the Bank with any other guideline or request from any central bank or other governmental authority shall result in any increase in the cost to the Bank of making, funding or maintaining the Fixed Rate Loan, then the Borrower shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to indemnify the Bank against such increased cost. A certificate as to the amount of such increased cost shall be submitted to the Borrower by the Bank and shall be conclusive absent manifest error.

       SECTION E.     Exhibits. The Term Note is attached hereto as Exhibit A,
and its definitions, terms and conditions are expressly incorporated herein by reference.

       SECTION F.     Funds; Manner of Payment. Unless otherwise specified
herein, each payment and prepayment of principal of and interest on the Term Note shall be made by the Borrower not later than 12:00 noon, New York City time, on the date on which it is payable, in Federal or other immediately available funds.

II. ADDITIONAL REPRESENTATIONS AND WARRANTIES

Fresh Pik't
Natural Foods, Inc.     (2)i.   All of the operating assets (other than the
                                accounts receivable and the machinery and equipment of Fresh Pik't Natural Foods, Inc.
                                which were transferred to Fresh Juice) shown on the financial statement of Fresh Pik't
                                Natural Foods, Inc. for the fiscal period ended May 31, 1995 have been sold to Corganics
                                Inc. pursuant to an asset purchase agreement dated August 21, 1995 between Fresh Pik't
                                Natural Foods, Inc. and Corganics Inc. (the
                                "Asset Purchase Agreement").

                        (2)j. Fresh Pik't Natural Foods, Inc. ("Fresh Pik't") is a Maryland corporation with nominal assets and is in the process of being dissolved.

Minalba Foods, Inc.     (2)k.   Minalba Foods, Inc. ("Minalba") is a New York
                                corporation with nominal assets.

III. ADDITIONAL AFFIRMATIVE COVENANTS

Financial Statements:   (3)c.   Furnish to the Bank the following financial
                                information:

                                (i) as soon as available, but in any event not later than ninety (90) days after the end of each fiscal year of The Fresh Juice Company, Inc. ("Fresh Juice"), (y) the audited consolidated financial statements of Fresh
                                Juice and its subsidiaries, including balance sheets, income statements and statements of cash flow, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied by independent certified public accountants acceptable to the Bank accompanied by the unqualified opinion of such independent certified public accountants and (z) the unaudited consolidating financial statements of Fresh Juice and its subsidiaries, including balance sheets, income statements and statements of cash flow, prepared in accordance with GAAP consistently applied by the chief financial officer of Fresh Juice;

                                (ii) as soon as available, but in any event not later than forty-five (45) days after the end of the second fiscal quarter of each fiscal year of Fresh Juice, the management prepared consolidated and consolidating financial statements of Fresh Juice and its subsidiaries, including balance sheets, income statements and statements of cash flow, their accuracy certified in a manner satisfactory to the Bank by the chief financial officer of Fresh Juice;

                                (iii) as soon as available, but in any event not later than forty-five (45) days after the end of each of the first and third fiscal quarters of each fiscal year of Fresh Juice, the management prepared consolidated financial statements of Fresh Juice and its subsidiaries, including balance sheets, income statements and statements of cash flow, their accuracy certified in a manner satisfactory to the Bank by the chief financial officer of Fresh Juice;

                                (iv) with each delivery of financial statements required by (i), (ii) and (iii) above, a certificate signed by the chief financial officer of the Borrower and the Guarantor(s) as to whether or not, as of the close of such preceding period and at all times during such preceding period, the Borrower and the Guarantor(s) were and currently are, to his knowledge, in compliance with all the provisions of the Loan Agreement, showing computation of the financial covenants and, if the chief financial officer shall have obtained knowledge of any default or Event of Default, he shall disclose in such certificate such defaults or Events of Default or notice thereof and the nature thereof;

                                (v) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower and the Guarantor(s) as the Bank may reasonably request;

Additional Guarantors;  (3)c.   (iv) the formation of any subsidiary or
                                affiliate (other than any affiliate of the Borrower or any Guarantor which does not have any transactions with the Borrower or such Guarantor (except transactions in the ordinary course of business and so long as such transactions are not less favorable to the Borrower or such Guarantor than would be obtained in a comparable arm's length transaction with a person that is not an affiliate)) of the Borrower or any Guarantor after the date of this Loan Agreement, which notice shall be accompanied by the resolution of the Board of Directors of such subsidiary or affiliate authorizing such entity to execute this Loan Agreement as an additional Guarantor together with such execution by Amendment and such Guaranty.

                                Notwithstanding the foregoing, (a) if Fresh
                                Pik't is not dissolved within one hundred eighty
                                (180) days after the Closing Date, Fresh Juice shall cause Fresh Pik't to become a Guarantor of all indebtedness and other obligations of the Borrower under this Loan Agreement and (b) if
                                (i) the total assets of Minalba represent more than 10% of Consolidated Total Assets or (ii) the net income of Minalba represents more than 10% of Consolidated Net Income, Fresh Juice shall cause Minalba to become a Guarantor of all indebtedness and other obligations of the Borrower under this Loan Agreement.

                                "Consolidated Total Assets" shall mean, at a particular date, the aggregate amount which would, in conformity with generally accepted accounting principles, be included under total assets on a consolidated balance sheet of Fresh Juice and its subsidiaries as at such date.

                                "Consolidated Net Income" shall mean, at a particular date, the aggregate amount which would, in accordance with generally accepted accounting principles, be classified as consolidated net income, after taxes, in a consolidated income statement of Fresh Juice and its subsidiaries as at such date.

Dissolution:            (3)f.   Within one hundred twenty (120) days after
                                filing, a copy of the certificate of dissolution for Fresh Pik't Natural Foods, Inc.
                                Notwithstanding the above, such certificate of dissolution shall not be required if Fresh Pik't shall become a Guarantor pursuant to the section herein entitled "Additional Guarantors".

Taxes:                  (3)g.   It shall promptly (i) pay all indebtedness and
                                obligations as and when due and payable (other than trade payables incurred in the ordinary course of business which are contested in good faith) and (ii) pay and discharge all taxes, assessments and government charges which, if unpaid, might become a lien or charge upon any of its properties.

IV. ADDITIONAL NEGATIVE COVENANTS

Indebtedness:           (4)a.   (iv) indebtedness owing to the Bank;
                                (v) trade payables incurred in the ordinary course of business; and
                                (vi) indebtedness owing from the Borrower to any Guarantor or from any Guarantor to the Borrower or another Guarantor.

Liens:                  (4)b.   (v) liens granted to the Bank; and
                                (vi) liens existing on the date hereof and scheduled satisfactory to the Bank on Exhibit E, such liens not be renewed or rescheduled.

Capital Expenditures:   (4)e.   Make any capital expenditures (excluding capital
                                expenditures related to equipping the Processing
                                Plant during the fiscal years ending November
                                30, 1995, and November 30, 1996, provided, that such expenditures do not exceed $2,300,000 in in the aggregate) if, after giving effect thereto, the aggregate amount of such expenditures by Fresh Juice and its subsidiaries would exceed $200,000 during any fiscal year.

Asset Sale:             (4)g.   Sell, transfer,or otherwise dispose of its
                                assets, except in the normal course of business, or sell and thereafter enter into an arrangement with the buyer to rent or lease back all or any substantial part of its properties or assets.

Merger:                 (4)h.   Consolidate with or merge into any other
                                corporation, or permit another corporation to merger into it or acquire all or substantially all of the properties, shares or assets of any other Person (defined below) provided, however that Fresh Juice shall be permitted to acquire all or substantially all of the capital stock or assets of any other Person if: (i) the aggregate
                                Consideration (as hereinafter defined) for such acquisition is not in excess of $500,000 per acquisition transaction; (ii) the acquiree (or the assets being acquired) is in (or are to be used in, in the case of acquired assets) substantially the same business as operated by the Borrower or the Guarantor(s) as of the Closing Date; (iii) such acquisition transaction shall be "non-hostile" (i.e.: with the consent of the Board of Directors of the acquiree);
                                (iv) there shall exist no default or Event of Default hereunder either immediately preceding or immediately succeeding such acquisition transaction (an acquisition transaction which is consummated in accordance with (i) through (iv) above shall be defined as a "Permitted
                                Acquisition"); and (v) the aggregate
                                Consideration for all such Permitted
                                Acquisitions shall not exceed $750,000 during the term hereof.

                                Notwithstanding the foregoing, the limitations on Consideration set forth in Section 4(h)(i) above shall not apply to acquisitions financed (wholly or partially) by the issuance of capital stock of Fresh Juice so long as (a) the Borrower or any Guarantor does not contribute more than $500,000 (in the aggregate) to "fund" such acquisition (by means of cash, cash equivalents, transaction costs, guarantees, assumed liabilities, fees, any deferred portions of the purchase price or any other costs paid in connection with the acquisition) and (b) such acquisition does not detrimentally impact the Borrower or any Guarantor's financial condition (determined in the Bank's reasonable judgment upon review of contingent obligations, litigation, environmental exposure or other relevant issues with respect to the proposed acquiree or the proposed assets being acquired).

                                "Person" shall mean any natural person,
                                corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                                "Consideration" shall mean, collectively, cash, cash equivalents, transaction costs, guarantees and other contingent obligations, assumed liabilities, fees, any deferred portions of the purchase price or any other costs paid in connection with the acquisition.

Investments:            (4)k.   (iv) money market funds with assets of
                                $2,500,000,000 or more; and (v) Permitted
                                Acquisitions.

Dividends:              (4)l.   Declare or pay any dividends or make any other
                                distribution, whether in cash, property, securities or any combination thereof, with respect to any shares of capital stock or redeem, purchase, or retire any shares of any class of capital stock or set apart any sum for such purposes if immediately prior to or immediately following such proposed dividends, distributions, purchases, redemption or retirement, there shall exist a default or Event of Default under this Loan Agreement.

Debt Service
Coverage Ratio:         (4)m    Permit the Consolidated Debt Service Coverage
                                Ratio of Fresh Juice and its subsidiaries to be less than 1.25 to 1.00 at any time.

                                "Consolidated Debt Service Coverage Ratio" shall be defined as the ratio of (i) net income (excluding extraordinary gains) plus depreciation, plus amortization of intangibles, plus interest expense, minus unfunded capital expenditures minus cash dividends, distributions and withdrawals to (ii) interest expense plus the current portion of long term indebtedness of Fresh Juice and its subsidiaries. All categories of the Consolidated Debt Service Coverage Ratio shall be measured over the prior four (4) fiscal quarters with the exception of the current portion of long term indebtedness which shall be measured over the future four (4) fiscal quarters, and all such categories shall be measured on a consolidated basis incorporating Fresh Juice and its subsidiaries.

Leverage:               (4)n    Permit the ratio of (i) Consolidated Total
                                Unsubordinated Liabilities to (ii) Consolidated
                                Tangible Net Worth plus Subordinated Debt to be greater than 1.0 to 1.0 at any time.

                                "Total Unsubordinated Liabilities" shall be defined as all of the liabilities of Fresh Juice and its subsidiaries on a consolidated basis which would properly appear on the liability side of the consolidated balance sheet of Fresh Juice and its subsidiaries, other than capital stock, capital surplus, treasury stock, retained earnings and Subordinated Debt, under generally accepted accounting principles.

                                "Subordinated Debt" shall be defined as
                                indebtedness of the Borrower and its
                                subsidiaries on a consolidated basis which is subordinated, on terms satisfactory to the Bank, to indebtedness of the Borrower owing to the Bank.

                                "Tangible Net Worth" shall be defined as (i) the aggregate amount at which all assets of Fresh Juice and its subsidiaries on a consolidated basis would be shown on the consolidated balance sheet of Fresh Juice and its subsidiaries after deducting capitalized research and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses and such other assets as are properly classified as "intangible assets" minus (ii) Total Liabilities (meaning, Total Unsubordinated Liabilities plus Subordinated Debt).

Tangible Net Worth:     (4)o.   Permit Consolidated Tangible Net Worth of Fresh
                                Juice and its subsidiaries ("TNW") at any time to be less than:

                                Period                      Amount
                                ------                      ------
                                From the date hereof
                                through 11/29/96            $4,000,000
                                11/30/96 through 11/29/97   $4,100,000
                                11/30/97 through 11/29/98   $4,300,000
                                11/30/98 through 11/29/99   $4,600,000
                                11/30/96 and thereafter     $4,900,000

Fiscal Year End:        (4)p.   Change its fiscal year end from
                                November 30th.

Prepayment of
Outstanding Debt:       (4)q.   Pay, in whole or in part, any outstanding debt
                                (other than debt owing to the Bank and trade payables incurred in the ordinary course of business) of the Borrower or any Guarantor which, by its terms, is not yet due and payable.

Modification to Other
Credit Agreements:      (4)r.   Modify or amend the terms, convenants,
                                conditions and provisions of (i) the purchase money mortgage entered into on August 1, 1995 by The Fresh Juice Company, Inc. (as mortgagor) in favor of Fantasy-BlankeBaer Corporation (as mortgagee) (the "Purchase Money Mortgage") as evidenced by a promissory note dated August 1, 1995 made by The Fresh Juice Company, Inc. in favor of Fantasy-BlankeBaer Corporation in the original principal amount of $475,000 (the
                                "Promissory Note") or (ii) any other credit agreement or other indebtedness for borrowed money of the Borrower or any Guarantor.

Transactions with
Affiliates:             (4)s.   Enter into any transaction, including, without
                                limitation, the purchase, sale or exchange of any property or the rendering of any service with any affiliate, except in the ordinary course of business and so long as such transactions are not less favorable to the Borrower or any Guarantor than would be obtained in a comparable arm's length transaction with a person that is not an affiliate.

V. ADDITIONAL EVENTS OF DEFAULT

                        (6)g. The Borrower or any other Obligor or any subsidiary thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Internal Revenue Code of 1986 (the "Code") or any other Federal, state or foreign bankruptcy, insolvency liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or such Obligor or such subsidiary thereof or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

                        (6)h. An involuntary proceeding shall be commenced or any involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any other Obligor or any subsidiary thereof, or of a substantial part of the property or assets of the Borrower or any other Obligor or any subsidiary thereof, under Title 11 of the Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or any other Obligor or any subsidiary thereof or for a substantial part of the property of the Borrower or any other Obligor or any subsidiary thereof or (iii) the winding-up or liquidation of the Borrower or any other Obligor or any subsidiary thereof and such proceeding or petition shall continue undismissed for 60 days or any order or decree approving or ordering any of the foregoing shall continue unstayed and if effect for 60 days;

                        (6)i. Default with respect to any indebtedness for borrowed money or capitalized leases (other than the Term Note) of the Borrower or any Guarantor in excess of $10,000 in the aggregate or default with respect to the performance of any other obligation of the Borrower or any Guarantor incurred in connection with any indebtedness for borrowed money or capitalized leases if the effect of such default is to accelerate the maturity of such indebtedness or capitalized lease, or to permit the holder thereof to cause such indebtedness or capitalized leases to become due prior to its stated maturity (with or without the passage of time, giving of notice, or both), or any such indebtedness or capitalized leases shall not be paid when due (Cross Default);

                        (6)j. The Loan Agreement, the Note or any other Loan Document shall for any reason cease to be, or shall be asserted by the Borrower or any Guarantor not to be, a legal, valid and binding obligation of the Borrower or such Guarantor, as applicable, enforceable in accordance with its terms, or the security interest or lien purported to be created by any Loan Document shall for any reason cease to be, or be asserted by the Borrower or such Guarantor not to be, a valid, first priority perfected security interest in any of the collateral covered thereby;

                        (6)k. Mr. Steve Smith (y) shall cease in the Bank's opinion to manage or operate or be actively involved in the day to day operations of the Borrower, Fresh Juice or any other Guarantor or
                                (z) shall cease to be chairman and chief executive officer of Fresh Juice;

                        (6)l. Any Person or two or more Persons, other than any officer of Fresh Juice on the date hereof, acting in concert, shall own directly or indirectly, beneficially (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended) or of record, a majority of such classes of voting stock of Fresh Juice such as would enable the holder(s) thereof to elect a majority of the members of the Board of Directors of Fresh Juice; or

                        (6)m. Fresh Juice shall cease to own 100% of the outstanding voting stock of the Borrower.


VI. MISCELLANEOUS/ADDITIONAL PROVISIONS


     Miscellaneous: (a) The Borrower and each of the Guarantors covenant and agree that, from the date hereof until the full satisfaction of the obligations hereunder and under the Term Note: It shall comply with the requirements of all Federal, state and local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials, provide to the Bank all documentation in connection with such compliance that the Bank may reasonably request, and defend, indemnify, and hold harmless the Bank, its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (i) the presence, disposal, release, or threatened release of any hazardous materials on any property at any time owned or occupied by the Borrower, its subsidiaries or any Guarantor; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such hazardous materials; (iii) any lawsuit brought or threatened, settlement reached, or governmental order relating to such hazardous materials, and/or (iv) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of the Bank, which are based upon or in any way related to such hazardous materials including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. (b) The Borrower and each of the Guarantors represent and warrant that, as of the date hereof, each is in full compliance with all of the above described laws, ordinances, rules, regulations and policies.

     Notices: Notices, consents and other communications provided for herein shall be in writing and may be either mailed or delivered (which shall include telex or facsimile communication). Any notice shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered (either by hand or by telex, telecopier or other telegraphic communications equipment, with receipt confirmed) to such party at its address set forth below (or at such other address as such party shall specify to the other parties hereto in writing) or, if sent by registered mail, on the fifth business day after the day on which mailed, addressed to such party at such address: (i) if to the Borrower, at 350 Northern Boulevard, Great Neck, New York 11021, (ii) if to the Guarantor(s), at 350 Northern Boulevard, Great Neck, New York 11021, and (iii) if to the Bank, at Chemical Bank, 50 Charles Lindbergh Boulevard, Uniondale, New York 11553, Attention: The Fresh Juice Company of Florida, Inc. Relationship Manager.

                               THE FRESH JUICE COMPANY OF FLORIDA, INC.

                               By: /s/ Steven Smith Secy & CEO
                                   ----------------------------
                               Name:  Steven Smith
                               Title: Secretary & CEO

                               THE FRESH JUICE COMPANY, INC. (as a Guarantor)

                               By: /s/ Steven Smith President
                                   ----------------------------
                               Name:  Steven Smith
                               Title: President

                               CHEMICAL BANK

                               By: /s/
                                   ----------------------------
                               Title: Vice President



                                   EXHIBIT B
                          SUBSIDIARIES AND AFFILIATES

            (to be completed by the Borrower and the Guarantor(s))


Minalba Foods of North America
Fresh Pik't Natural Foods


                                   EXHIBIT C
                                  LITIGATION

            (to be completed by the Borrower and the Guarantor(s))


None


                                   EXHIBIT D
                                 INDEBTEDNESS

            (to be completed by the Borrower and the Guarantor(s))


$475,000             Fantasy-BlankeBaer Corp. for Bldg.
                     1000 American Superior Blvd.
                     Winterhaven FLA.


                                   EXHIBIT E
                                     LIENS

            (to be completed by the Borrower and the Guarantor(s))


None